CONFIDENTIAL SETTLEMENT AGREEMENT AND MUTUAL RELEASE

THIS CONFIDENTIAL SETTLEMENT AGREEMENT AND MUTUAL RELEASE (hereinafter "Agreement"), dated as of September 9, 2024 (the "Effective Date") is made by and between VBT Sub 2, LLC; VB-S1 Assets, LLC; Vertical Bridge Towers IV, LLC; Vertical Bridge S3 Assets, LLC; and Vertical Bridge REIT, LLC (collectively, "Vertical Bridge") and SpeedConnect, LLC; TPT SpeedConnect, Inc. (f/k/a TPT SpeedConnect, LLC); and TPT Global Tech, Inc., hereinafter jointly referred to as the "Parties," and sets forth the terms upon which the Parties have agreed to settle any and all claims between the Parties relating to the matter of *VBT SUB 2, LLC, et al. v. SpeedConnect, LLC, et al.*, filed in the District Court of Douglas County, Colorado, at Case No. 2022CV030905 (the "Lawsuit").

RECITALS

WHEREAS, the Parties dispute six different lease agreements (the "Leases"), as described below:

A July 30, 2015 Tower and Ground Space Lease (Lease 6718), attached as Exhibit E to Vertical Bridge's Second Amended Complaint filed in the Lawsuit (the "Second Amended Complaint");

An August 1, 2015 Site and Tower Collocation Sublease Agreement (Lease 15264), attached to the Second Amended Complaint as Exhibit A;

A February 9, 2011 Tower Lease Agreement (Lease 4786), attached to the Second Amended Complaint as Exhibit D;

A November 12, 2009 Tower Use Agreement (Lease 4843), attached to the Second Amended Complaint as Exhibit B;

A June 1, 2007 Electronics Equipment Space Lease (Lease 4593), attached to the Second Amended Complaint as Exhibit C; and

A March 27, 1995 Tower Lease Agreement (Lease 6769), attached to the Second Amended Complaint as Exhibit F.

WHEREAS, Vertical Bridge filed the Lawsuit in the District Court of Douglas County, Colorado, on December 16, 2022, wherein it alleges claims for breach of contract, unjust enrichment, and declaratory judgment against SpeedConnect, LLC; TPT SpeedConnect, LLC (n/k/a TPT SpeedConnect, Inc.); and TPT Global Tech, Inc.;

WHEREAS, the Parties do not concede any Party's entitlement to any relief demanded in connection with the Leases and/or the Lawsuit, but desire a quick and efficient resolution to the Parties' dispute;

WHEREAS, the Parties wish to avoid further delays, expense, burdens, and uncertainties of litigation and have reached an amicable resolution of their disputes as a business accommodation unrelated to the merits of their respective claims and potential counterclaims.

NOW, THEREFORE, in consideration of the agreements, covenants, and conditions contained in this Agreement, and for good and valuable consideration, the receipt and sufficiency of which each of the Parties hereby acknowledges, the Parties, intending to be legally bound, agree as follows:

1. RECITALS

The Recitals set forth above constitute an integral part of this Agreement. The Parties hereby affirm the facts set forth therein and agree that the incorporation of the Recitals by this reference means that they have the same force and effect as if set forth herein as agreements of the Parties.

2. SETTLEMENT PAYMENT

In consideration of the promises set forth in this Agreement and the Parties' performance hereunder, TPT SpeedConnect, Inc. and TPT Global Tech, Inc. shall pay Vertical Bridge two hundred ten thousand dollars ($210,000.00) (the "Settlement Payment") in three (3) payments as follows:

> **Payment 1:** TPT SpeedConnect, Inc. and/or TPT Global Tech, Inc. shall pay Vertical Bridge five thousand dollars ($5,000.00) on or before September 30, 2024,
>
> **Payment 2:** TPT SpeedConnect, Inc. and/or TPT Global Tech, Inc. shall pay Vertical Bridge five thousand dollars ($5,000.00) on or before October 31, 2024, and
>
> **Payment 3:** TPT SpeedConnect, Inc. and/or TPT Global Tech, Inc. shall pay Vertical Bridge one hundred ninety thousand dollars ($190,000.00) on or before August 30, 2025. In the event this payment is not made by August 30, 2025, TPT SpeedConnect, Inc. and/or TPT Global Tech, Inc. shall pay Vertical Bridge two hundred thousand dollars ($200,000.00) no later than August 30, 2026.

TPT SpeedConnect, Inc. and TPT Global Tech, Inc. may, at their option, prepay all or part of the Settlement Payment without penalty.

3. SANCTIONS PAYMENT

Pursuant to the Court's Sanctions Order dated May 13, 2024, TPT SpeedConnect, Inc. and TPT Global Tech, Inc. shall pay Vertical Bridge an additional six thousand six hundred dollars ($6,600.00) on or before November 30, 2024 (the "Sanctions Payment"). The Sanctions Payment shall be separate from, and in addition to, the Settlement Payment described above.

The Settlement Payment and the Sanctions Payment (collectively, the "Payments") outlined in this Section and in Section 2 above shall be made and delivered to Vertical Bridge when due via wire transfer to Vertical Bridge using the wiring instructions to be provided simultaneously with the execution of this Agreement.

4. SECURED CLAIM

Solely for purposes of settlement, the Parties stipulate that the obligations arising from this Agreement, including the Settlement Payment, shall be treated as a secured financing as of the Effective Date of this Agreement, secured by the Security Interest (as defined below). Accordingly, for purposes of securing the payment of the Settlement Payment and the performance of the other obligations arising under this Agreement, TPT Global Tech, Inc., on its own behalf and on behalf of its wholly-owned subsidiary TruCom, LLC, a Delaware limited liability company, hereby grants a security interest (the "Security Interest") in all of their respective rights, titles and interest in and to the following assets (the "Assets"), which TPT Global Tech, Inc. represents are valued at seven million dollars ($7,000,000.00) and are owned by TPT Global Tech, Inc. and/or TruCom, LLC: (a) 56 route miles of 12-strand, single-mode, fiber optics with loops that cover the Phoenix, Arizona market, and the related 150+ manhole/access points; (b) access to four CenturyLink CSOs/POPs, two data centers (PNAP and High Winds Data centers) and 14 cell sites; and (c) all proceeds of any of the foregoing noted in (a) and (b), including all "proceeds" as defined in the Uniform Commercial Code in effect where the Assets are located (as may be amended from time to time, the "UCC").

Upon any failure of TPT SpeedConnect, Inc. or TPT Global Tech, Inc. to timely pay any amounts owing to Vertical Bridge hereunder, the Parties hereby grant authority to Vertical Bridge to take possession of all or any part of the Assets defined in the preceding paragraph of this agreement and to direct to itself the payment of all moneys payable under this Agreement. By executing this Agreement, the Parties authorize the filing of one or more financing statements pursuant to the UCC covering the Assets, including financing statements with the Arizona Secretary of State, Delaware Secretary of State and Florida Secretary of State. The foregoing authorization includes TPT Global Tech Inc.'s irrevocable authorization for Vertical Bridge to file any initial financing statements, continuation statements and amendments thereto, which filings may name TruCom, LLC as debtor. Vertical Bridge shall have, in addition to the other rights and remedies available at law or in equity, the rights and remedies of a secured party under the UCC. To the extent any of the Assets are owned by any subsidiary of TPT Global Tech, Inc. (including, without limitation, TruCom, LLC), TPT Global Tech, Inc. shall, upon request of Vertical Bridge, cause such subsidiary to execute any such instruments and/or take any other actions that are reasonably necessary to effectuate the terms of this Section 4. TPT Global Tech, Inc. has fully disclosed to Vertical Bridge all other encumbrances on the assets by any and all other parties known to TPT Global Tech, Inc. Vertical Bridge agrees to this settlement with full knowledge of all disclosed parties and encumbrances.

5. SEC FILING REQUIREMENTS

The Parties agree that TPT Global Tech, Inc. will list two hundred ten thousand dollars ($210,000.00) as debt owed to Vertical Bridge on an amended Form S-1 which it will file with the

U.S. Securities and Exchange Commission ("SEC") no later than September 30, 2024. Thereafter, TPT Global Tech, Inc. shall be required to pay the Settlement Payment out of proceeds from its issuance of securities in accordance with federal securities laws. TPT Global Tech, Inc. shall file a Form 8-K within five (5) days of any material issuance of stock and receipt of funds and shall timely file its Form 10-Qs in accordance with federal securities laws. If TPT Global Tech, Inc. fails to timely file any Form 8-K or Form 10-Q with the SEC prior to its full satisfaction of the Payments, it shall notify Vertical Bridge in writing pursuant to Section 22 of this Agreement within five (5) business days.

6. CONFESSION OF JUDGMENT

TPT SpeedConnect, Inc. will, at the time of execution of this Agreement, execute and deliver a Confession of Judgment for two hundred ten thousand dollars ($210,000.00) (the "Confession of Judgment"). The Confession of Judgment shall not be filed on record with any court or made public in any way and will be held by Vertical Bridge and destroyed following the full and timely satisfaction of the Payments and satisfaction of all other agreements, covenants, and conditions contained in this Agreement. However, Vertical Bridge may file the Confession of Judgment with the Court, without notice of presentment or any other notice of default, in the event that TPT SpeedConnect, Inc. fails to fully and timely make any Payment within fifteen (15) days after the applicable due date or fail to satisfy any other agreements, covenants, or conditions contained in this Agreement. The amount of the judgment to which TPT SpeedConnect, Inc. confesses shall be two hundred ten thousand dollars ($210,000.00), plus Vertical Bridge's reasonable costs, with a credit for any Settlement Payment made under this Agreement.

7. LAWSUIT STAY AND ADMINISTRATIVE CLOSURE

In consideration for the mutual covenants herein, the Lawsuit shall be stayed and may be administratively closed but shall not be dismissed until such time as the Payments are fully and timely satisfied and all other agreements, covenants, and conditions contained in this Agreement. If TPT SpeedConnect, Inc. and TPT Global Tech, Inc. fail to pay the full Payments within two (2) years of the Effective Date of the Agreement, or fail to fully and timely satisfy any Payment within fifteen (15) days after any due date, or fail to satisfy any other agreements, covenants, or conditions contained in this Agreement, the stay shall be lifted and the Lawsuit reopened in order for the Court to enter judgment in the amount of the unpaid Payment. SpeedConnect, LLC; TPT SpeedConnect, Inc.; and TPT Global Tech, Inc. expressly waive any and all defenses to the judgment being entered, including any arguments that the Leases are not valid and enforceable. Vertical Bridge does not release any claims under the Leases if SpeedConnect, LLC; TPT SpeedConnect, Inc.; or TPT Global Tech, Inc. file for bankruptcy before the Payments are fully satisfied. Vertical Bridge agrees that it will dismiss the Lawsuit with prejudice within thirty (30) days of receipt of the full Payment amount.

8. RELEASE OF CLAIMS

In consideration of the mutual covenants herein, SpeedConnect, LLC; TPT SpeedConnect, Inc.; and TPT Global Tech, Inc., their agents, affiliates, legal representatives, successors, and assignees, fully and forever release, compromise, and discharge Vertical Bridge, its officers,

agents, affiliates, legal representatives, successors, and assignees, from all actions, claims, counterclaims, demands, damages, debts, losses, liabilities, indebtedness, causes of action (whether at law or in equity) and obligations of whatever kind or nature, whether now known or hereafter discovered, direct or indirect, new or existing, foreseen or unforeseen, by reason of any matter, cause or thing whatsoever occurring on or prior to the date hereof, arising out of or relating to any matter or thing whatever arising from or in any way related to the Leases or asserted in or that could have been asserted in the Lawsuit. This Agreement shall be deemed a full and final settlement of all claims and defenses of any nature whatsoever, known or unknown by the Parties arising from or in any way related to the Leases or asserted in or that could have been asserted in the Lawsuit.

In consideration of the mutual covenants herein, and effective upon the date that the Payments are received in full by Vertical Bridge and all other agreements, covenants, and conditions contained in this Agreement are indefeasibly and irrevocably satisfied in full as provided herein, Vertical Bridge, its agents, affiliates, legal representatives, successors, and assignees, fully and forever release, compromise, and discharge SpeedConnect, LLC; TPT SpeedConnect, Inc.; and TPT Global Tech, Inc., their officers, agents, affiliates, legal representatives, successors, and assignees, from all actions, claims, counterclaims, demands, damages, debts, losses, liabilities, indebtedness, causes of action (whether at law or in equity) and obligations of whatever kind or nature, whether then known or thereafter discovered, direct or indirect, new or existing, foreseen or unforeseen, by reason of any matter, cause or thing whatsoever occurring on or prior to the date hereof, arising out of or relating to any matter or thing whatever arising from or in any way related to the Leases or asserted in or that could have been asserted in the Lawsuit. This Agreement shall be deemed a full and final settlement of all claims and defenses of any nature whatsoever, known or unknown by the Parties arising from or in any way related to the Leases or asserted in or that could have been asserted in the Lawsuit.

9. <u>NON-ADMISSION OF LIABILITY</u>

This Agreement is not to be construed in any way as an admission of liability by either Party as to the breach of any contract, or violation of any federal, state, or local statute, rule, ordinance, regulation, or common-law principle. This Agreement is a compromise and settlement. Each of the Parties has elected to compromise the other Parties' respective claims and to buy their peace.

10. <u>ATTORNEYS' FEES AND COSTS</u>

Each Party shall bear its own attorneys' fees and costs arising out of the Lawsuit and preparation of this Agreement, except for the Sanctions Payment described above. If any dispute arising out of this Agreement by or between the Parties is submitted to a court of competent jurisdiction, it is agreed that the prevailing party in such action(s) shall be entitled to reimbursement of reasonable attorneys' fees and costs expended in such action(s) from the non-prevailing party. The Parties acknowledge and agree that in the event of a breach of this Agreement, the non-breaching party shall be entitled to recover its expenses associated with the enforcement of this Agreement, including, but not limited to, reasonable attorneys' fees and costs

incurred in connection with (a) such enforcement at the trial court level and all levels of appeal and (b) insolvency proceedings involving another Party.

11. REINSTATEMENT

If any Payment is avoided, rescinded, reduced, restored, or returned, or otherwise, upon the insolvency, bankruptcy or reorganization of SpeedConnect, LLC; TPT SpeedConnect, Inc.; or TPT Global Tech, Inc., the obligations under this Agreement and the rights of Vertical Bridge under the Leases shall, to the fullest extent permitted by law, continue to be effective, or be reinstated, as the case may be, including any interest permitted by law, and such amounts shall be deemed reduced only by amounts not avoided, rescinded, reduced, restored, or returned. Any amounts rescinded shall immediately and automatically be due and payable, and Vertical Bridge may pursue the recovery of such amounts, together with interest and all other amounts which Vertical Bridge may lawfully recover in connection therewith, including attorney's fees and expenses incurred to date and/or which may be incurred, provided, however, that in any such event the obligations and agreements of SpeedConnect, LLC; TPT SpeedConnect, Inc.; and TPT Global Tech, Inc. under this Agreement shall NOT BE avoided, set aside or undone and shall all remain in full force and effect. This provision shall survive performance or other expiration of this Agreement.

12. GOVERNING LAW; JURISDICTION AND VENUE

Nothing in this Agreement shall be construed as, or constitute, a release of any Party's right to enforce the terms of this Agreement. The Parties agree that this Agreement and its terms and conditions shall be subject to and construed in accordance with the laws of the State of Colorado. The Parties consent to exclusive jurisdiction and venue for any claim for enforcement of this Agreement in the state or federal courts sitting in or for Douglas County, Colorado.

13. CONFIDENTIALITY

This Agreement and all matters relating to the terms and negotiations of this Agreement shall be confidential and are not to be disclosed except by order of court or written agreement of all Parties, except that:

a) any Party may make such reference, if any, to this Agreement as its legal counsel shall advise is required to comply with any applicable legal requirements; and

b) the Agreement may be disclosed to outside legal counsel, auditors, accountants, regulators, and insurers, as well as such insurers' affiliates, parents, subsidiaries, auditors, regulators, reinsurers, retrocessionaires, and legal counsel, as necessary; and

c) nothing in this provision shall prevent any Party from disclosing this Agreement as necessary for purposes of enforcing this Agreement in a court of law.

14. ENTIRE AGREEMENT

This Agreement, and any documents referenced or provided for herein, constitutes the entire agreement between the Parties hereto and supersedes all prior agreements, representations, warranties, statements, promises, information, arrangements, and understandings, whether oral or written, express or implied, with respect to the subject matter hereof. No variations in, modifications of, or changes to this Agreement shall be binding upon any Party unless set forth in a document executed in writing by the Parties.

15. ACKNOWLEDGMENT OF UNDERSTANDING

The Parties each acknowledge and agree that they have reviewed this Agreement in its entirety, and every part thereof, and that they understand the Agreement. They further acknowledge and agree that they have had the opportunity to review this Agreement and/or otherwise consult with their independent counsel as to the Agreement and Confession of Judgment and that the terms and conditions thereof adequately and correctly reflect their respective understandings of the subject matter thereof.

16. AUTHORITY TO EXECUTE AGREEMENT

The undersigned each covenant and warrant that they have the right and authority to enter into this Agreement and carry out its terms.

17. COUNTERPARTS; SIGNATURE PAGES

This Agreement may be executed in counterparts, and by facsimile or PDF scans of signatures, and the executed counterparts taken together shall constitute one agreement.

18. JOINT AND SEVERAL LIABILITY

The obligations of SpeedConnect, LLC; TPT SpeedConnect, Inc.; and TPT Global Tech, Inc. hereunder shall be joint and several.

19. HEADINGS

The captions or headings provided in this Agreement are for convenience only and shall not be deemed to be a part of this Agreement.

20. SEVERABILITY

If any provision, or portion thereof, of this Agreement is held by a court of competent jurisdiction to be invalid under any applicable statute or rule of law, the Parties agree that such invalidity shall not affect the validity of the remaining portions of this Agreement and further agree to substitute for the invalid provision a valid provision which most closely approximates the intent and economic effect of the invalid provision.

21. NO ORAL MODIFICATION

No change or modification of this Agreement shall be valid unless it is contained in a writing and signed by all Parties.

22. NOTICES

Any notices required or permitted to be given hereunder shall be in writing and shall be delivered either (a) in person, or (b) by certified mail, postage prepaid, return receipt requested. Notice shall be deemed to be delivered, whether actually received or not, when deposited in the United States Mail. Notice shall be provided at the following addresses:

If to Vertical Bridge:
Vertical Bridge REIT, LLC
750 Park of Commerce Drive
Suite 200
Boca Raton, FL 33487
(678) 488-1866

With a copy to:
K&L Gates LLP
Attn: David R. Osipovich
Vertical Bridge National Litigation Counsel
Re: Vertical Bridge/SpeedConnect
K&L Gates Center
210 Sixth Avenue
Pittsburgh, PA 15222-2613
david.osipovich@klgates.com

If to SpeedConnect, LLC; TPT SpeedConnect, Inc.; or TPT Global Tech, Inc.:
TPT Global Tech, Inc.
501 West Broadway
Suite 800
San Diego, CA

WHEREFORE, the Parties hereby acknowledge their agreement and consent to the terms and conditions set forth above through their respective signatures as contained below.

[Signature Pages to Follow]

VBT Sub 2, LLC

Date: 9/26/2024

DocuSigned by:
Name: Allison Cannella
Title: SVP of Legal

VB-S1 Assets, LLC

Date: 9/26/2024

DocuSigned by:
Name: Allison Cannella
B495A2E098814E8...
Title: SVP of Legal

Vertical Bridge Towers IV, LLC

Date: 9/26/2024

DocuSigned by:
Name: Allison Cannella
Title: SVP of Legal
B495A2E098814E8...

Vertical Bridge S3 Assets, LLC

Date: 9/26/2024

DocuSigned by:
Name: Allison Cannella
Title: SVP of Legal

Vertical Bridge REIT, LLC

Date: 9/26/2024

DocuSigned by:
Name: Allison Cannella
Title: SVP of Legal

[Vertical Bridge Signature Page to the Agreement dated September 9, 2024]

BY SIGNING BELOW, THE PARTIES FURTHER ACKNOWLEDGE THAT THEY HAVE CAREFULLY READ THIS CONFIDENTIAL SETTLEMENT AGREEMENT AND MUTUAL RELEASE DATED SEPTEMBER 9, 2024. THEY UNDERSTAND THE MEANING AND INTENT OF THIS DOCUMENT. THEY HAVE SIGNED IT VOLUNTARILY, OF THEIR OWN FREE WILL, WITH THE ADVICE OF COUNSEL, INTENDING TO BE LEGALLY BOUND.

Date: 9-20-24

SpeedConnect, LLC

Name: [signature]

Title: ____

Date: 9-20-24

TPT SpeedConnect, Inc.

Name: [signature]

Title: CEO

Date: 9-20-24

TPT Global Tech, Inc.

Name: Stephen J Thomas III

Title: ____

→ AS INDEMNITOR FOR SPEEDCONNECT LLC ON THE ITEMS CONTAINED WITHIN THIS SETTLEMENT AGREEMENT ONLY. RE

[SpeedConnect, LLC; TPT SpeedConnect, Inc.; and TPT Global Tech, Inc. Signature Page to the Agreement dated September 9, 2024]

DocuSign

Certificate Of Completion

Envelope Id: B668FF53074948719F0B619F05522BD6		Status: Completed
Subject: Here is your signed document: Vertical Bridge Settlement Agreement Final TPT Signed.pdf		
Source Envelope:		
Document Pages: 10	Signatures: 5	Envelope Originator:
Certificate Pages: 1	Initials: 0	Allison Cannella
AutoNav: Disabled		750 Park of Commerce Drive
EnvelopeId Stamping: Disabled		Boca Raton, FL 33487
Time Zone: (UTC-05:00) Eastern Time (US & Canada)		Allison.Cannella@verticalbridge.com
		IP Address: 64.152.139.150

Record Tracking

Status: Original 9/26/2024 9:24:29 AM	Holder: Allison Cannella Allison.Cannella@verticalbridge.com	Location: DocuSign

Signer Events	Signature	Timestamp
Allison Cannella Allison.Cannella@verticalbridge.com SVP of Legal VB Security Level: Email, Account Authentication (None) **Electronic Record and Signature Disclosure:** Not Offered via DocuSign	DocuSigned by: Allison Cannella B495A2E098814E8... Signature Adoption: Pre-selected Style Using IP Address: 64.152.139.150	Sent: 9/26/2024 9:24:47 AM Viewed: 9/26/2024 9:25:02 AM Signed: 9/26/2024 9:26:41 AM Freeform Signing

In Person Signer Events	Signature	Timestamp

Editor Delivery Events	Status	Timestamp

Agent Delivery Events	Status	Timestamp

Intermediary Delivery Events	Status	Timestamp

Certified Delivery Events	Status	Timestamp

Carbon Copy Events	Status	Timestamp
Jessica Moran Jessica.Moran@klgates.com Security Level: Email, Account Authentication (None) **Electronic Record and Signature Disclosure:** Not Offered via DocuSign	COPIED	Sent: 9/26/2024 9:26:42 AM Viewed: 9/26/2024 8:17:44 PM

Witness Events	Signature	Timestamp

Notary Events	Signature	Timestamp

Envelope Summary Events	Status	Timestamps
Envelope Sent	Hashed/Encrypted	9/26/2024 9:24:47 AM
Certified Delivered	Security Checked	9/26/2024 9:25:02 AM
Signing Complete	Security Checked	9/26/2024 9:26:41 AM
Completed	Security Checked	9/26/2024 9:26:42 AM

Payment Events	Status	Timestamps